As Filed with the Securities and Exchange Commission on March 30, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 30, 2004

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

1-6523
(Commission File Number)

56-0906609
(IRS Employer Identification No.)

100 North Tryon Street
Charlotte, North Carolina
(Address of principal executive offices)

28255
(Zip Code)

(800) 299-2265
(Registrant's telephone number, including area code)

Item 5. Other Events

           As previously announced, Bank of America Corporation, a Delaware corporation and the registrant hereunder ("Bank of America"), and FleetBoston Financial Corporation, a Rhode Island corporation ("FleetBoston"), entered into an Agreement and Plan of Merger, dated as of October 27, 2003 (the "Merger Agreement"). The Merger Agreement provides for the merger of FleetBoston with and into Bank of America (the "Merger"), with Bank of America as the surviving corporation in the Merger. The Merger will be treated as a purchase by Bank of America under U.S. generally accepted accounting principles and is intended to constitute a "reorganization" for U.S. federal income tax purposes.

          At the effective time of the Merger,

          (a) each share of common stock, par value $0.01 per share, of FleetBoston ("FleetBoston Common Stock"), outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 0.5553 of a share (the "Exchange Ratio") of the common stock, par value $0.01 per share, of Bank of America ("Bank of America Common Stock");

          (b) each share of FleetBoston Series VI 6.75% Perpetual Preferred Stock issued and outstanding immediately prior to the effective time of the Merger will be converted, without any action on the part of the holder, into one share of a newly-designated series of Bank of America Preferred Stock (as defined below), designated as the "Bank of America 6.75% Perpetual Preferred Stock" and with the terms set forth in an Amended Certificate of Designation of the 6.75% Perpetual Preferred Stock of Bank of America, filed as Exhibit 4.1; and

         (c) each share of FleetBoston Series VII Fixed/Adjustable Rate Cumulative Preferred Stock issued and outstanding immediately prior to the effective time of the Merger will be converted, without any action on the part of the holder, into one share of a newly-designated series of Bank of America Preferred Stock, designated as the "Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock" and with the terms set forth in an Amended Certificate of Designation of the Fixed/Adjustable Rate Cumulative Preferred Stock of Bank of America, filed as Exhibit 4.2.

         The shares of each of the Bank of America 6.75% Perpetual Preferred Stock and the Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock (collectively, the "New Preferred Stock") will be held by EquiServe, Inc., successor to First Chicago, NBD and Fleet National Bank, as Depositary (the "Depositary") under (a) the Deposit Agreement relating to Series VI 6.75% Perpetual Preferred Stock dated as of February 21, 1996 (the "6.75% Perpetual Preferred Stock Deposit Agreement"), as amended by the Amendment to the Deposit Agreement relating to Series VI 6.75% Perpetual Preferred Stock, effective April 1, 2004 (the "6.75% Perpetual Preferred Stock Amendment"); and (b) the Deposit Agreement relating to Series VII Fixed/Adjustable Rate Cumulative Preferred Stock dated as of April 1, 1996 (the "Fixed/Adjustable Rate Cumulative Preferred Stock Deposit Agreement"), as amended by the Amendment to the Deposit Agreement relating to Series VII Fixed/Adjustable Rate Cumulative Preferred Stock , effective April 1, 2004 (the "Fixed/Adjustable Rate Cumulative Preferred Stock Amendment"). Copies of the 6.75% Perpetual Preferred Stock Deposit Agreement, 6.75% Perpetual Preferred Stock Amendment, Fixed/Adjustable Rate Cumulative Preferred Stock

Deposit Agreement, and Fixed/Adjustable Rate Cumulative Preferred Stock Amendment are filed as Exhibits 4.3, 4.4, 4.5, and 4.6, respectively. The 6.75% Perpetual Preferred Stock Deposit Agreement, as amended, and the Fixed/Adjustable Rate Cumulative Preferred Stock Deposit Agreement, as amended, (together, the "Deposit Agreements") are among Bank of America, the Depositary, and the holders from time to time of depositary receipts issued by the Depositary thereunder (the "Depositary Receipts"). The Depositary Receipts so issued will evidence the Depositary Shares.

        Subject to the terms of the Deposit Agreements, each owner of a Depositary Share is entitled through the Depositary, in proportion to the one-fifth interest in a share of New Preferred Stock underlying that Depositary Share, to all rights and preferences of a share of New Preferred Stock (including dividend, voting, redemption and liquidation rights). Since each share of New Preferred Stock entitles the holder thereof to one vote in those limited circumstances in which the New Preferred Stock is entitled to vote, each Depositary Share will, in effect, entitle the holder thereof to one-fifth of a vote, rather than one full vote.

         Holders of FleetBoston Common Stock will receive cash in lieu of any fractional shares of Bank of America Common Stock to which they are entitled as a result of the Merger.

DESCRIPTION OF BANK OF AMERICA CAPITAL STOCK

        The statements in this description of Bank of America capital stock are brief summaries of, and are subject to the provisions of, Bank of America's amended and restated certificate of incorporation and bylaws, preferred stock certificates of designation and the relevant provisions of the Delaware General Corporation Law.

Description of Common Stock

         The following is an updated description of Bank of America Common Stock. That description has been filed previously with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (as amended), and updated and amended from time to time. To the extent the following description is inconsistent with prior filings, it modifies and supersedes those filings.

         In connection with the Merger, the Board of Directors of Bank of America adopted a Certificate of Amendment of Amended and Restated Certificate of Incorporation ("Certificate of Amendment") to increase the authorized Bank of America Common Stock from 5 billion shares to 7.5 billion shares. A copy of the Certificate of Amendment is filed as Exhibit 3.1. Approximately 1.4 billion shares of Bank of America Common Stock were outstanding on January 26, 2004. Bank of America Common Stock trades on the New York Stock Exchange and on the Pacific Exchange under the symbol "BAC." Bank of America Common Stock is also listed on the London Stock Exchange, and certain shares of Bank America Common Stock are listed on the Tokyo Stock Exchange. As of January 26, 2004, approximately 337 million shares of Bank of America Common Stock were reserved for issuance in connection with various Bank of America employee and director benefit plans, Bank of America's Dividend Reinvestment and Stock Purchase Plan, the conversion of Bank of America's outstanding convertible securities and for other purposes. After taking into account the increased authorization and the reserved shares

                                                                                     2

of Bank of America Common Stock, Bank of America will have approximately 5.2 billion authorized shares of Bank of America Common Stock available for issuance as of the effective time of the Merger.

Voting and Other Rights

          Holders of Bank of America Common Stock are entitled to one vote per share. Directors are to be elected by a plurality of the votes cast, and there are no cumulative voting rights. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters; however, (1) amendments to the Amended and Restated Certificate of Incorporation of Bank of America (the "Certificate of Incorporation") must be approved by the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote on those amendments as a class; and (2) a merger or dissolution or the sale of all or substantially all of Bank of America's assets must be approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding voting shares.

          In the event of Bank of America's liquidation, holders of Bank of America Common Stock will be entitled to receive pro rata any assets legally available for distribution to Bank of America stockholders, subject to any prior rights of any Bank of America Preferred Stock then outstanding.

          Bank of America Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights. All the outstanding shares of Bank of America Common Stock are, and upon proper conversion of any Bank of America Preferred Stock, all of the shares of Bank of America Common Stock into which these shares are converted will be, validly issued, fully paid, and nonassessable.

          Mellon Investor Services, LLC is the transfer agent and registrar for Bank of America Common Stock.

Dividends

          Subject to the preferential rights of any holders of any outstanding series of Bank of America Preferred Stock, the holders of Bank of America Common Stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as the Bank of America board of directors may declare out of funds legally available for these payments. Stock dividends, if any are declared, may be paid from authorized but unissued shares of Bank of America Common Stock.

          As a bank holding company, the ability of Bank of America to pay dividends will be affected by the ability of its banking subsidiaries to pay dividends. The ability of such banking subsidiaries, as well as of Bank of America, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines.

Description of Preferred Stock

        Bank of America has 100 million shares of preferred stock, par value $0.01 per share ("Bank of America Preferred Stock"), authorized and may issue Bank of America Preferred

                                                                                   3

Stock in one or more series, each with such preferences, designations, limitations, conversion rights, and other rights as Bank of America may determine. Bank of America has designated:

  (1) 3 million shares of ESOP Convertible Preferred Stock Series C ("ESOP Preferred Stock"), of which 1,261,824 shares were issued and outstanding at January 26, 2004;

  (2) 35,045 shares of Series B Preferred Stock, of which 7,776 shares were issued and outstanding at January 26, 2004;

  (3) 20 million shares of $2.50 Cumulative Convertible Preferred Stock Series BB ("Series BB Preferred Stock"), none of which are issued and outstanding;

  (4) 690,000 shares of Bank of America 6.75% Perpetual Preferred Stock, none of which were issued and outstanding at January 26, 2004; and

  (5) 805,000 shares of Bank of America Fixed/Adjustable Rate Preferred Stock, none of which were issued and outstanding at January 26, 2004.

          Any share of Bank of America Preferred Stock will have the general dividend, voting, and liquidation preference rights stated below unless otherwise fixed by the board of directors of Bank of America, subject to the terms of Bank of America's Certificate of Incorporation.

          Dividends. The holders of Bank of America Preferred Stock will be entitled to receive when, as, and if declared by the Bank of America board of directors, cash dividends at those rates as will be fixed by the board of directors of Bank of America, subject to the terms of Bank of America's Certificate of Incorporation. All dividends will be paid out of Bank of America's funds that are legally available for this purpose. Whenever dividends on any non-voting preferred stock are in arrears for six quarterly dividend periods (whether or not consecutive), holders of the non-voting preferred stock will have the right to elect two additional directors to serve on the Bank of America board of directors, and these two additional directors will continue to serve until the dividend arrearage is eliminated.

          Voting. The holders of Bank of America Preferred Stock will have no voting rights except:

  * each share of Series B Preferred Stock is entitled to one vote per share;

  * each share of ESOP Preferred Stock is entitled to two votes per share;

  * as required by applicable law; or

  * as specifically approved by Bank of America for that particular series.

          Liquidation Preference. In the event of Bank of America's voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of Bank of America Preferred Stock will be entitled to receive, after distributions to holders of any series or class of Bank of America capital stock ranking superior, an amount equal to the stated or liquidation value of the

                                                                                         4

shares of the series plus an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of Bank of America Preferred Stock will be insufficient to permit full payment to the holders, then the holders of Bank of America Preferred Stock will share ratably in any distribution of Bank of America's assets in proportion to the amounts that they would otherwise receive on their shares of Bank of America Preferred Stock if the shares were paid in full.

ESOP Preferred Stock

         All shares of ESOP Preferred Stock are held by the trustee under the Bank of America 401(k) Plan. Shares of ESOP Preferred Stock are convertible into Bank of America Common Stock at a conversion rate of 1.68 shares of Bank of America Common Stock per share of ESOP Preferred Stock, subject to certain customary anti-dilution adjustments.

         Preferential Rights. The ESOP Preferred Stock ranks senior to Bank of America Common Stock and ranks junior to the Series B Preferred Stock, Series BB Preferred Stock, Bank of America 6.75% Perpetual Preferred Stock, and Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock as to dividends and distributions on liquidation. ESOP Preferred Stock does not have preemptive or preferential rights to purchase or subscribe to shares of Bank of America capital stock, and is not subject to any sinking fund obligations or other obligations to repurchase or retire the series, except as discussed below.

          Dividends. ESOP Preferred Stock is entitled to an annual dividend, subject to certain adjustments, of $3.30 per share, payable semiannually. Unpaid dividends accumulate on the date they first became payable, without interest. While any shares of ESOP Preferred Stock are outstanding, Bank of America may not declare, pay, or set apart for payment any dividend on any other series of Bank of America stock ranking equally with the ESOP Preferred Stock as to dividends unless Bank of America has declared and paid, or set apart for payment, like dividends on ESOP Preferred Stock for all dividend payment periods ending on or before the dividend payment date for the parity Bank of America stock, ratably in proportion to their respective amounts of accumulated and unpaid dividends. Bank of America generally may not declare, pay, or set apart for payment any dividends, except for, among other things, dividends payable solely in shares of Bank of America stock ranking junior to ESOP Preferred Stock as to dividends or upon liquidation, or make any other distribution on, or make payment on account of the purchase, redemption, or other retirement of, any other class or series of Bank of America capital stock ranking junior to ESOP Preferred Stock as to dividends or upon liquidation, until full cumulative dividends on ESOP Preferred Stock have been declared and paid or set apart for payment when due.

          Voting Rights. Holders of ESOP Preferred Stock are entitled to vote on all matters submitted to a vote of the holders of Bank of America Common Stock and vote together with the holders of Bank of America Common Stock as one class. Except as otherwise required by applicable law, holders of ESOP Preferred Stock have no special voting rights. To the extent that holders of the shares are entitled to vote, each share is entitled to the number of votes equal to the number of shares of Bank of America Common Stock into which the shares of ESOP Preferred Stock could be converted on the record date for determining Bank of America stockholders entitled to vote, rounded to the nearest whole vote. Under the current conversion

                                                                                          5

rate, each share of ESOP Preferred Stock is entitled to two votes.

        Distributions. In the event of Bank of America's voluntary or involuntary dissolution, liquidation, or winding-up, holders of ESOP Preferred Stock will be entitled to receive, out of Bank of America's assets available for distribution to Bank of America stockholders, $42.50 per share plus all accrued and unpaid dividends of the shares of ESOP Preferred Stock to the date fixed for distribution. These distributions will be subject to the rights of the holders of any Bank of America Preferred Stock ranking senior to or equally with ESOP Preferred Stock as to distributions upon dissolution, liquidation, or winding-up but before any amount will be paid or distributed among the holders of Bank of America Common Stock or any other shares of Bank of America stock ranking junior to ESOP Preferred Stock. If, upon Bank of America's voluntary or involuntary dissolution, liquidation, or winding-up, the amounts payable on ESOP Preferred Stock and any other Bank of America stock ranking equally therewith as to any distribution are not paid in full, holders of ESOP Preferred Stock and the other Bank of America capital stock will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which it is entitled, holders of ESOP Preferred Stock will not be entitled to any further distribution of Bank of America's assets. Any merger, consolidation, or purchase or sale of assets by Bank of America will not be deemed to be a dissolution, liquidation, or winding-up of Bank of America's affairs.

        Redemption. ESOP Preferred Stock is redeemable, in whole or in part, at Bank of America's option at any time. The redemption price for the shares of ESOP Preferred Stock, which may be paid in cash or shares of Bank of America Common Stock, is $42.50 per share. The redemption price also must include all accrued and unpaid dividends to the date of redemption. If ESOP Preferred Stock is treated as Tier 1 capital for bank regulatory purposes, the approval of the Federal Reserve Board may be required to redeem ESOP Preferred Stock.

        In addition, Bank of America is required to redeem shares of ESOP Preferred Stock at the option of the holder to the extent necessary either to provide for distributions required to be made under the Employee Stock Ownership Plan or to make payments of principal, interest, or premium due and payable on any indebtedness incurred by the holder for the benefit of the Employee Stock Ownership Plan.

Series B Preferred Stock

         Preferential Rights. The shares of Series B Preferred Stock rank senior to ESOP Preferred Stock and Bank of America Common Stock, rank equally with Bank of America 6.75% Perpetual Preferred Stock and Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock, and rank junior to Series BB Preferred Stock as to dividends and upon liquidation. Series B Preferred Stock is not convertible into or exchangeable for any shares of Bank of America Common Stock or any other class of capital stock Without the consent of holders of Series B Preferred Stock, Bank of America may issue preferred stock with superior or equal rights or preferences.

        Dividends. Holders of shares of Series B Preferred Stock are entitled to receive, when and as declared by the Bank of America board of directors, cumulative cash dividends at an

                                                                                     6

annual dividend rate per share of 7% of the stated value thereof. The stated value per share of the Series B Preferred Stock is $100. Dividends are payable quarterly. Bank of America cannot declare or pay cash dividends on any shares of Bank of America Common Stock unless full cumulative dividends on Series B Preferred Stock have been paid or declared and funds sufficient for the payment have been set apart.

        Voting Rights. Each share of Series B Preferred Stock has equal voting rights, share for share, with each share of Bank of America Common Stock.

       Distributions. In the event of Bank of America's voluntary or involuntary dissolution, liquidation, or winding up, the holders of Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of Bank of America Preferred Stock ranking superior to Series B Preferred Stock, but before any distribution on shares of Bank of America Common Stock, liquidating dividends of $100 per share plus accumulated dividends.

      Redemption. Shares of Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders, at the redemption price of $100 per share plus accumulated dividends, provided that (1) full cumulative dividends have been paid, or declared and funds sufficient for payment set apart, upon any class or series of Bank of America Preferred Stock ranking superior to Series B Preferred Stock; and (2) Bank of America is not then in default or in arrears on any sinking fund or analogous fund or call for tenders obligation or agreement for the purchase or any class or series of Bank of America Preferred Stock ranking superior to Series B Preferred Stock.

Series BB Preferred Stock

       Dividends. Holders of Series BB Preferred Stock are entitled to receive, when and as declared by the Bank of America board of directors, out of Bank of America funds legally available for payment, an annual dividend of $2.50 per share. Dividends are payable quarterly on January 1, April 1, July 1, and October 1 of each year. Dividends on Series BB Preferred Stock are cumulative from the date of issue. Each dividend is payable to holders of record as appearing on the Bank of America stock register on the record dates fixed by the Bank of America board of directors. No interest, or sum of money in lieu of interest, is payable in respect of any dividend payment or payments on Series BB Preferred Stock which may be in arrears.

        Conversion Rights. Subject to the terms and conditions set forth below, holders of shares of Series BB Preferred Stock have the right, at their option, to convert such shares into shares of Bank of America Common Stock at any time into fully paid and nonassessable shares of Bank of America Common Stock (calculated as to each conversion to the nearest 1/1,000 of a share) at the rate of 6.17215 shares of Bank of America Common Stock for each share of Series BB Preferred Stock surrendered for conversion (the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time to reflect Bank of America Common Stock splits and similar alterations in Bank of America Common Stock.

         Redemption. Shares of Series BB Preferred Stock are redeemable at the option of the Bank of America, in whole or in part, at a redemption price of $25 per share plus an amount

                                                                                            7

equal to accrued and unpaid dividends thereon up to and including the redemption date. Shares of Series BB Preferred Stock are not subject to a sinking fund.

         Liquidation Rights. In the event of any voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Bank of America, holders of Series BB Preferred Stock are entitled to receive out of the assets of the Bank of America available for distribution to stockholders an amount equal to $25 per share plus an amount equal to accrued and unpaid dividends thereon up to and including the date of such distribution, and no more, before any distribution is made to the holders of any class of stock of the Bank of America ranking junior to the Series BB Preferred Stock as to the distribution of assets.

         Voting. Holders of Series BB Preferred Stock have no voting rights except (1) as required by law; and (2) in the event any quarterly dividend payable on the Series BB Preferred Stock is in arrears, holders of Series BB Preferred Stock are entitled to vote together with the holders of Bank of America Common Stock at the next meeting of Bank of America stockholders and at each subsequent meeting of Bank of America stockholders, unless all dividends in arrears have been paid or declared and set apart for payment prior to the date of the meeting. In those cases where holders of Series BB Preferred Stock are entitled to vote, each holder is entitled to cast the number of votes equal to the number of whole shares of Bank of America Common Stock into which his or her Series BB Preferred Stock is then convertible.

6.75% Perpetual Preferred Stock

           Bank of America will issue one share of Bank of America 6.75% Perpetual Preferred Stock for each share of FleetBoston Series VI 6.75% Perpetual Preferred Stock outstanding immediately prior to the effective time of the Merger. The shares of Bank of America 6.75% Perpetual Preferred Stock will be validly issued, fully paid, and nonassessable.

           Preferential Rights. The Bank of America 6.75% Perpetual Preferred Stock ranks senior to Bank of America Common Stock and ESOP Preferred Stock, equally with Series B Preferred Stock and Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock, and junior to any Series BB Preferred Stock as to dividends and distributions on liquidation.

          Dividends. The holders of Bank of America 6.75% Perpetual Preferred Stock are entitled to receive dividends at the rate of 6.75% per annum, payable quarterly, before Bank of America may declare or pay any dividend on Bank of America Common Stock or Bank of America junior preferred stock. The dividends on the Bank of America 6.75% Perpetual Preferred Stock are cumulative. If the Internal Revenue Code is amended to reduce the percentage of the dividend payable on Bank of America Preferred Stock that may be deducted by corporate stockholders (the "Dividends Received Deduction"), which currently is 70%, Bank of America will increase the amount of dividends payable on the Bank of America 6.75% Perpetual Preferred Stock for dividend payments made on or after the date of enactment of such amendment.

          Voting Rights. Holders of Bank of America 6.75% Perpetual Preferred Stock have no voting rights, except as required by law and to the extent the consent of the holders of Bank of America 6.75% Perpetual Preferred Stock at the time outstanding is necessary to authorize, effect, or validate any amendment, alteration, or repeal of any provision of the Bank of America

                                                                                       8

Certificate of Incorporation or to create any series of stock with dividend rights or liquidation preferences ranking greater than the Bank of America 6.75% Perpetual Preferred Stock. If any quarterly dividend payable on the Bank of America 6.75% Perpetual Preferred Stock is in arrears for six full quarterly dividends or more, the holders of Bank of America 6.75% Perpetual Preferred Stock will be entitled to vote together as a group, to the exclusion of the holders of any other Bank of America Preferred Stock or Bank of America Common Stock, at the next Bank of America annual meeting of stockholders for the election of directors and at each subsequent meeting of stockholders for the election of directors, until all dividends in arrears have been paid or declared and set apart for payment, for two directors. Each director elected by the holders of Bank of America 6.75% Perpetual Preferred Stock shall continue to serve as a director until the dividend arrearage is eliminated.

           Distributions. In the event of the voluntary or involuntary dissolution, liquidation, or winding up, holders of Bank of America 6.75% Perpetual Preferred Stock are entitled to receive out of assets available for distribution to stockholders an amount equal to $250 per share plus an amount equal to accrued and unpaid dividends thereon up to and including the date of distribution, and no more, before any distribution will be made to the holders of any class of Bank of America stock ranking junior to the Bank of America 6.75% Perpetual Preferred Stock as to the distribution of assets. In determining whether payment of a distribution must be made to the holders of the Bank of America 6.75% Perpetual Preferred Stock, any merger, consolidation, or purchase or sale of assets by Bank of America will not be deemed a dissolution, liquidation, or winding up of such affairs. Shares of Bank of America 6.75% Perpetual Preferred Stock are not subject to a sinking fund.

           Redemption. Bank of America may redeem the Bank of America 6.75% Perpetual Preferred Stock, in whole or in part, at Bank of America's option, on and after April 15, 2006, at $250 per share, plus accrued and unpaid dividends, if any. Bank of America also may redeem the Bank of America 6.75% Perpetual Preferred Stock prior to April 15, 2006, in whole, at Bank of America's option, if the Internal Revenue Code is amended to reduce the Dividends Received Deduction.

          So long as any shares of Bank of America 6.75% Perpetual Preferred Stock are outstanding, Bank of America may not redeem any shares of Bank of America Common Stock or any other class of Bank of America Preferred Stock ranking junior to or on a parity with Bank of America 6.75% Perpetual Preferred Stock unless Bank of America has paid full cumulative dividends on all outstanding shares of the Bank of America 6.75% Perpetual Preferred Stock for all past dividend payment periods. Further, if any dividends on the Bank of America 6.75% Perpetual Preferred Stock are in arrears, Bank of America may not redeem any shares of the Bank of America 6.75% Perpetual Preferred Stock unless Bank of America simultaneously redeems all outstanding shares of the Bank of America 6.75% Perpetual Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Bank of America 6.75% Perpetual Preferred Stock.

Fixed/Adjustable Rate Cumulative Preferred Stock

           Bank of America will issue one share of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock for each share of FleetBoston Series VII Fixed/Adjustable Rate

                                                                                  9

Cumulative Preferred Stock outstanding immediately prior to the effective time of the Merger. The shares of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock will be validly issued, fully paid, and nonassessable.

          Preferential Rights. The Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock ranks senior to Bank of America Common Stock and ESOP Preferred Stock, equally with Series B Preferred Stock and Bank of America 6.75% Perpetual Preferred Stock, and junior to Series BB Preferred Stock as to dividends and distributions on liquidation.

          Dividends. Through April 1, 2006, the holders of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock are entitled to receive dividends at the rate of 6.60% per annum computed on the basis of the issue price of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock of $250 per share, payable quarterly out of the funds legally available for the payment of dividends, before Bank of America may declare or pay any dividend upon Bank of America Common Stock or junior Bank of America Preferred Stock. After April 1, 2006, the dividend rate on Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock will be a rate per annum equal to 0.50% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate, as each term is defined in the Certificate of Designation establishing the Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock. The applicable rate per annum for any dividend period beginning on or after April 1, 2006 will not be less than 7.0% nor greater than 13.0%.

         The dividends on Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock are cumulative. If the Internal Revenue Code is amended to reduce the Dividends Received Deduction, Bank of America will increase the amount of dividends that will be payable on Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock for dividend payments made on or after the date of enactment of such amendment.

         Voting Rights. Holders of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock have no voting rights, except as required by law and to the extent the consent of the holders of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock at the time outstanding is necessary to authorize, effect, or validate any amendment, alteration, or repeal of any provision of the Bank of America Certificate of Incorporation or to create any series of stock with dividend rights or liquidation preferences ranking greater than the Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock. If any quarterly dividend payable on the Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock is in arrears for six full quarterly dividends or more, the holders of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock will be entitled to vote together as a group, to the exclusion of the holders of any other preferred stock or the common stock, at the next Bank of America annual meeting of stockholders for the election of directors and at each subsequent meeting of stockholders for the election of directors, until all dividends in arrears have been paid or declared and set apart for payment, for two directors. Each director elected by the holders of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock shall continue to serve as a director until the dividend arrearage is eliminated.

        Distributions. In the event of the voluntary or involuntary dissolution, liquidation, or winding up, holders of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock are

                                                                                        10

entitled to receive out of assets available for distribution to stockholders an amount equal to $250 per share plus an amount equal to accrued and unpaid dividends thereon up to and including the date of distribution, and no more, before any distribution will be made to the holders of any class of Bank of America stock ranking junior to the Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock as to the distribution of assets. In determining whether payment of a distribution must be made to the holders of the Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock, any merger, consolidation, or purchase or sale of assets by Bank of America will not be deemed a dissolution, liquidation, or winding up of such affairs. Shares of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock are not subject to a sinking fund.

         Redemption. Bank of America may redeem Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock, in whole or in part, at Bank of America's option, on and after April 1, 2006, at $250 per share, plus accrued and unpaid dividends, if any. Bank of America may also redeem Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock prior to April 1, 2006, in whole, at Bank of America's option, if the Internal Revenue Code is amended to reduce the Dividends Received Deduction.

         So long as any shares of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock are outstanding, Bank of America may not redeem any shares of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock, Bank of America Common Stock or any other class of Bank of America Preferred Stock ranking junior to or on a parity with Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock, unless Bank of America has paid full cumulative dividends on all outstanding shares of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock for all past dividend payment periods. Further, if any dividends on Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock are in arrears, Bank of America may not redeem any shares of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock, unless Bank of America simultaneously redeems all outstanding shares of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Bank of America Fixed/Adjustable Rate Cumulative Preferred Stock.

                                                                                    11

Item 7. Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Bank of America Corporation
4.1	Amended Certificate of Designation of 6.75% Perpetual Preferred Stock of Bank of America Corporation
4.2	Amended Certificate of Designation of Fixed/Adjustable Rate Cumulative Preferred Stock of Bank of America Corporation
4.3	Deposit Agreement, relating to Series VI 6.75% Perpetual Preferred Stock of Fleet Financial Group, Inc., dated as of February 21, 1996, by and among Fleet Financial Group, Inc., Fleet National Bank, as depositary, and the holders from time to time of the Depositary Shares.
4.4	Amendment to the Deposit Agreement, relating to Series VI 6.75% Perpetual Preferred Stock of Fleet Financial Group, Inc. and dated as of February 21, 1996, effective as of April 1, 2004, by and between Bank of America Corporation and EquiServe, Inc.
4.5	Deposit Agreement, relating to Series VII Fixed/Adjustable Rate Cumulative Preferred Stock of Fleet Financial Group, Inc., dated as of April 1, 1996, by and among Fleet Financial Group, Inc., Fleet National Bank, as depositary, and the holders from time to time of the Depositary Shares.
4.6	Amendment to the Deposit Agreement, relating to Series VII Fixed/Adjustable Rate Cumulative Preferred Stock of Fleet Financial Group, Inc. and dated as of February 21, 1996, effective as of April 1, 2004, by and between Bank of America Corporation and EquiServe, Inc.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        BANK OF AMERICA CORPORATION

                                                                                        By: /s/ TERESA M. BRENNER
                                                                                                   TERESA M. BRENNER
                                                                                                   Associate General Counsel

Dated: March 30, 2004

INDEX TO EXHIBITS
EXHIBIT NO.
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Bank of America Corporation
4.1	Amended Certificate of Designation of 6.75% Perpetual Preferred Stock of Bank of America Corporation
4.2	Amended Certificate of Designation of Fixed/Adjustable Rate Cumulative Preferred Stock of Bank of America Corporation
4.3	Deposit Agreement, relating to Series VI 6.75% Perpetual Preferred Stock of Fleet Financial Group, Inc., dated as of February 21, 1996, by and among Fleet Financial Group, Inc., Fleet National Bank, as depositary, and the holders from time to time of the Depositary Shares.
4.4	Amendment to the Deposit Agreement, relating to Series VI 6.75% Perpetual Preferred Stock of Fleet Financial Group, Inc. and dated as of February 21, 1996, effective as of April 1, 2004, by and between Bank of America Corporation and EquiServe, Inc.
4.5	Deposit Agreement, relating to Series VII Fixed/Adjustable Rate Cumulative Preferred Stock of Fleet Financial Group, Inc., dated as of April 1, 1996, by and among Fleet Financial Group, Inc., Fleet National Bank, as depositary, and the holders from time to time of the Depositary Shares.
4.6	Amendment to the Deposit Agreement, relating to Series VII Fixed/Adjustable Rate Cumulative Preferred Stock of Fleet Financial Group, Inc. and dated as of February 21, 1996, effective as of April 1, 2004, by and between Bank of America Corporation and EquiServe, Inc.